Exhibit 99.1

For Immediate Release	Contact Information
Friday, May 5, 2006	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Reports Record First-Quarter Results

SAN ANTONIO -- May 5, 2006 -- The Exploration Company (Nasdaq:TXCO) today reported improved financial results for its quarter ended March 31, 2006. Highlights include:

-   Record total revenues and oil and gas sales.
-   Record first-quarter operating income of $2.8 million, up 141.0 percent from the prior-year period.
-   Net income of $1.3 million, compared to a first-quarter 2005 loss.
-   Closed $30 million private stock offering to fund record drilling program.

     TXCO's first-quarter net income was $1.3 million, equal to $0.04 per share, in contrast to a $3.3 million loss, or $0.12 per share, in the first quarter of 2005. Excluding mark-to-market charges related to derivatives, first-quarter 2005 income would have been $262,000. The year-earlier loss was due to a non-cash hedging charge. A portion of the derivative contracts were terminated in late 2005. All per-share amounts are on a diluted basis. Operating income reached $2.8 million, a record for a first-quarter, up 141.0 percent from $1.2 million in the year-earlier period.

     Total revenues rose to a record $16.0 million, up 9.6 percent from the 2005 first quarter, while oil and gas sales were a record $10.5 million, up 36.3 percent from $7.7 million. Oil volumes were higher and sold at a higher average realized price, offset by lower natural gas volumes. As previously announced, the Company sold approximately 20 percent of its production, primarily gas, to EnCana Oil & Gas (USA) Inc. in the third quarter of 2005.

     Due to reductions in trade payables, cash flow (net cash provided by operating activities) was a negative $0.4 million, compared to a positive $2.5 million a year earlier. Excluding changes in operating assets and liabilities, net cash from operations for the quarter was $4.7 million, up 38.2 percent from $3.4 million in the 2005 period.

     Ebitdax -- earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment, exploration expense and certain other non-cash items -- rose to $6.7 million, or $0.22 per share, a 41.9 percent increase from $4.7 million, or $0.17 per share, in the earlier period. Ebitda -- Ebitdax less exploration expense -- increased 48.7 percent to $6.3 million, or $0.20 per share, compared to $4.2 million or $0.15 per share in the year-ago quarter. See the Company's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.

-- More --

Management's Perspective

     "The Company improved its already strong balance sheet with very positive financial results in what is usually our weakest quarter of the year," said President and CEO James E. Sigmon. "Cash flow was excellent as Ebitdax and Ebitda increased sharply over the year-earlier period.

     "In addition, the private placement of 3 million shares we announced at the end of March raised nearly $30 million, which is going toward funding our largest drilling program ever. I believe TXCO is on track for an excellent 2006 with continuing growth in sales, reserves and profitability. Because we are underleveraged, we retain great flexibility to take advantage of the many opportunities before us," Sigmon added.

About The Exploration Company

     The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas and the Marfa Basin in West Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Capital Market under the symbol "TXCO."

Forward-Looking Statements

     Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2005. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	March 31, 2006	December 31, 2005

Assets

Current Assets
Cash and equivalents	$1,432	$6,083
Accounts receivable, net	7,573	9,344
Prepaid expenses and other	2,059	1,620

Total Current Assets	11,064	17,047

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	95,124	84,467

Other Assets
Deferred tax asset	7,410	7,242
Other assets	661	780

Total Other Assets	8,071	8,022

Total Assets	$114,259	$109,536

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	March 31, 2006	December 31, 2005

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$6,412	$10,003
Undistributed revenue	1,966	2,479
Current income taxes payable	2,848	4,952
Other payables and accrued liabilities	3,864	4,297
Derivative settlements payable	203	151
Accrued derivative obligation - short-term	2,815	2,084
Long-term debt, current portion	159	262

Total Current Liabilities	18,267	24,228

Long-term Liabilities
Long-term debt, net of current portion	9,301	1
Accrued derivative obligation - long-term	161	461
Asset retirement obligation	1,597	1,565

Total Long-Term Liabilities	11,059	2,027

Stockholders' Equity
Preferred stock, Series A & Series B; authorized 10,000,000 shares issued and outstanding -0- shares	-	-
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 32,962,030 and 29,479,697 shares, outstanding 32,862,230 and 29,379,897 shares	330	295
Additional paid-in capital	120,155	89,680
Accumulated deficit	(3,348)	(4,622)
Less stock subscription receivable, 3,000,000 shares, net of costs	(29,875)	-
Less treasury stock, at cost, 99,800 shares	(246)	(246)
Accumulated other comprehensive loss, net of tax	(2,083)	(1,826)

Total Stockholders' Equity	84,933	83,281

Total Liabilities and Stockholders' Equity	$114,259	$109,536

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended	Three Months Ended
(in thousands, except earnings per share data)	March 31, 2006	March 31, 2005

Revenues
Oil and gas sales	$10,469	$ 7,684
Gas gathering operations	5,540	6,927
Other operating income	14	6

Total Revenues	16,023	14,617

Costs and Expenses
Lease operations	1,643	1,686
Production taxes	512	462
Exploration expenses	444	512
Impairment and abandonments	476	564
Gas gathering operations	5,751	6,572
Depreciation, depletion and amortization	2,726	2,481
General and administrative	1,420	1,179
Stock compensation expense	252	-

Total Costs and Expenses	13,224	13,456

Income from Operations	2,799	1,161

Other Income (Expense)
Derivative mark-to-market loss	(6)	(3,396)
Derivative settlements loss	(633)	(168)
Interest expense	(87)	(870)
Interest income	38	12
Loan fee amortization	(73)	(16)

Total Other Income (Expense)	(761)	(4,438)

Income before income taxes	2,038	(3,277)
Income tax expense	763	25

Net Income (Loss)	$1,275	$(3,302)

Earnings (Loss) Per Share
Basic earnings (loss) per share	$0.04	$(0.12)

Diluted earnings (loss) per share	$0.04	$(0.12)

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2006	March 31, 2005

Operating Activities
Net income (loss)	$1,275	$(3,302)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	2,726	2,481
Impairment and abandonments	476	564
Non-cash compensation expense related to stock options and warrants	252	-
Non-cash derivative mark-to-market loss	6	3,396
Non-cash interest expense and accretion of liability - redeemable preferred stock	-	265
Changes in operating assets and liabilities:
Receivables	1,771	1,690
Prepaid expenses and other	(320)	(813)
Accounts payable and accrued expenses	(6,589)	(1,821)

Net cash (used) provided by operating activities	(403)	2,460

Investing Activities
Development and purchases of oil and gas properties	(9,776)	(7,112)
Purchase of other equipment	(4,055)	(15)
Proceeds from sale of assets	3	-

Net cash (used) by investing activities	(13,828)	(7,127)

Financing Activities
Proceeds from issuance of common stock, net of expenses	382	1,296
Proceeds from long-term debt obligations	9,300	3,300
Payments on installment obligations	(102)	(1,532)

Net cash provided by financing activities	9,580	3,064

Change in Cash and Equivalents	(4,651)	(1,603)

Cash and equivalents at beginning of period	6,083	3,118

Cash and Equivalents at End of Period	$1,432	$ 1,515

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THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Three Months Ended
($'s in thousands, except average prices)	Mar. 31, 2006	Mar. 31, 2005

Net cash (used) provided in operating activities	$(403)	$2,460

Ebitdax *	6,698	4,719

Ebitda *	6,254	4,207

Debt to asset ratio	8.3%	31.6%

Sales
Oil:
Sales, in thousands of barrels (MBbl)	138	75
Average sales price per barrel	$58.94	$45.78

Natural Gas:
Sales, in MMcf **	293	693
Average sales price per Mcf	$8.06	$6.14

Equivalent Basis:
Sales in MBOE	186	190
Average sales price per BOE	$56.17	$40.35

Sales in MMcfe	1,118	1,142
Average sales price per Mcfe	$9.36	$6.73

Other Operating Data
Total lifting costs	$2,155	$2,147
Total lifting costs per BOE	$11.56	$11.28
Total lifting costs per Mcfe	$1.93	$1.88

Sales volume - oil properties - MBbl	136	68
Oil prop. lifting costs-oil (Incl Prod & Sev Tax)	$1,642	$1,066
Oil prop. lifting costs per Barrel	$12.08	$15.63

Glen Rose Porosity - volumes - MBbl	107	25
Glen Rose Porosity lifting costs per Barrel	$7.07	$5.67

Sales volume - gas properties - MMcf	268	664
Gas prop. lifting costs-gas (Incl Prod & Sev Tax)	$512	$1,081
Gas prop. lifting costs per Mcf	$1.91	$1.63

Total depletion cost per BOE	$14.39	$12.75
Total depletion cost per Mcfe	$2.40	$2.13

* Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.
** Quantities reflect impact of gas production sold to EnCana Oil & Gas (USA) Inc., effective Sept. 1, 2005.

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